ARTICLES OF INCORPORATION

                                       OF

                           CHINA POWER EQUIPMENT, INC.

         The undersigned, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.

         FIRST: (1) The name of the incorporator is Kevin Wessell.

         (2) The said incorporator's address, including the street and number, if any, including the county or municipal area, and including the state or country, is 23404 W Lyons Avenue #223, City of Santa Clarita, County of Los Angeles, State of California 91321.

         (3) The said incorporator is at least eighteen years of age.

         (4) The said incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law.

         SECOND: The name of the corporation (hereinafter called the "corporation") is CHINA POWER EQUIPMENT, INC.

         THIRD: The corporation is formed for the following purpose or purposes:

         To have all of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

         FOURTH: The address, including street and number, if any, and the county or municipal area, of the principal office of the corporation within the State of Maryland, is 76 Cranbrook Road, Cockeysville, County of Baltimore, MD 21020.

         FIFTH: The name and the address, including street and number, if any, and the county or municipal area, of the resident agent of the corporation within the State of Maryland is HIQ Maryland Corporation whose address is 516 N Charles Street, 5th floor, Baltimore, County of Baltimore, MD 21201.

         SIXTH: (1) The total number of shares of stock which the corporation has authority to issue is 110,000,000 shares, 100,000,000 of which are to have a par value of $0.001 per share and be designated Common shares, and the other 10,000,000 of which are to have a par value of $0.001 per share and be designated Preferred shares.

         (2) The Board of Directors of the corporation is authorized, from time to time, to issue any additional stock or convertible securities of the corporation without the approval of the holders of outstanding stock.

         (3) Provisions, if any, governing the restriction on the transferability of any of the shares of stock of the corporation may be set forth in the Bylaws of the corporation or in any agreement or agreements duly entered into.

         (4) To the extent permitted by Section 2-104(b)(5) of the Maryland General Corporation Law, notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

         (5) No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         SEVENTH: (1) The number of directors of the corporation, until such number shall be changed by the Bylaws of the corporation, is one (1).

         (2) The names of the individuals who will serve as directors of the corporation until their successors are elected and qualify are as follows:

                  Mark K Shaner
                  70 S Potomac St
                  Aurora, CO 80012

         (3) The initial Bylaws of the corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter, and repeal the Bylaws of the corporation shall be vested in the Board of Directors of the corporation.

         (4) The liability of the directors of the corporation is limited to the fullest extent permitted by the provisions of Section 2-405.2 of the Maryland General Corporation Law, as the same may be amended and supplemented.

         (5) The corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, as the same may be amended and supplemented, and, without limiting the generality of the foregoing, in accordance with
Section 2-418 of said Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Maryland General Corporation Law.

         EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any contract rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

         IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated: May 15, 2006



                                                     /s/ KEVIN WESSELL
                                                     -----------------
                                                     Kevin Wessell, Incorporator

         I hereby consent to my designation in this document as resident agent for China Power Equipment, Inc.

Signed  /S/ JAMES C. STROTT
       ---------------------
       by: HIQ Maryland Corporation

JAMES C. STROTT, JR. PRES.
HIQ MARYLAND CORPORATION

                        CORPORATE CHARTER APPROVAL SHEET
                  **EXPEDITED SERVICE** **KEEP WITH DOCUMENT**

DOCUMENT CODE  02          BUSINESS CODE ___        Affix Barcode Label Here

#_____________________

Close________           Stock______   Nonstock_______

P.A.________        Religious_______

Merging (Transferor)________________________

____________________________________________        Affix Barcode Label Here

____________________________________________

____________________________________________

Surviving (Transferee)______________________        New Name____________________

____________________________________________

____________________________________________



                                       Stamp Work Order and Customer Number HERE




                                  FEES REMITTED

             Base Fee:     100            _____ Change of Name
      Org. & Cap. Fee:      22            _____ Change of Principal Office
         Expedite Fee:      70            _____ Change of Resident Agent
              Penalty:     ______         _____ Change of Resident Agent Address
State Recordation Tax:     ______         _____ Resignation of Resident Agent
   State Transfer Tax:     ______         _____ Designation of Resident Agent
                                                and Resident Agent's Address
1 Certified Copies
             Copy Fee:      25            _____ Change of Business Code
_____ Certificates:                              _______________________
Certificate of Status
Fee:                        _____         _____ Adoption of Assumed Name
Personal Property                               _______________________
Filings:                    _____               _______________________
  Mail Processing Fee:      _____
Other:                       2            _____ Other Change(s)
TOTAL FEES:                219                  _______________________


Credit Card___  Check __X__  Cash ____     Code________
____Documents on ___ Checks                Attention: Wes Seemann
                                                      -------------------------
Approved By: ___04____                                Mail: Name and Address
Keyed By: ____________                                _______________________
COMMENT(S):                                  Presidential Services Incorporated
                                             23404 W. Lyons
                                             #223
                                             Santa Clarita, CA 91321

                          ACTION OF SOLE INCORPORATOR

                          CHINA POWER EQUIPMENT, INC.

                        -------------------------------

         THE UNDERSIGNED, without a meeting, being the sole incorporator of the Corporation, does hereby elect the person(s) listed below to serve as director(s) of the Corporation until the first annual meeting of shareholders and until successor(s) are elected and qualify:

MARK K. SHANER


                                         /S/ KEVIN WESSELL
                                         -----------------------
                                         Kevin Wessell, President
                                         Presidential Services Incorporated
                                         Companies Incorporated
                                         Incorporator

Dated: May 17, 2006

This is the document that gives control of the company to you. Your name is not required to be listed in the articles of incorporation.